LIST OF SUBSIDIARIES                                                Exhibit 21

Name                                             Jurisdiction

Inter Parfums Holdings, S.A.                         France
Inter Parfums, S.A.                                  France
Inter Parfums Grand Public, S.A                      France
Inter Parfums Trademark, S.A                         France
Jean Philippe Fragrances, LLC(1)                     New York
Jean Philippe Fragrances do Brasil, Ltda.(1)         Brazil


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         (1) A limited liability company.